Exhibit 16.1

March 12, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Iovance Biotherapeutics, Inc. under Item 4.01 of its Form 8-K dated March 12, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Iovance Biotherapeutics, Inc. contained therein.

Very truly yours,

Marcum LLP n 750 Third Avenue n 11th Floor n New York, New York 10017 n Phone 212.485.5500 n Fax 212.485.5501 n marcumllp.com